UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

CAPRI HOLDINGS LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35368	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Whitfield Street

2nd Floor

London, United Kingdom

W1T 4EZ

(Address of principal executive offices)

(Zip Code)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on August 10, 2023, Capri Holdings Limited (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Tapestry, Inc., a Maryland corporation (“Tapestry”), and Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares and a wholly owned subsidiary of Tapestry (“Merger Sub” and, together with the Company and Tapestry, the “Parties”), pursuant to which, and upon the terms and subject to the conditions therein, Merger Sub would be merged with and into the Company, with the Company surviving the Merger and continuing as a wholly owned subsidiary of Tapestry.

On November 13, 2024, the Parties entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Parties agreed to terminate the Merger Agreement, effective immediately. In connection with the termination, consistent with the Merger Agreement, Tapestry agreed to reimburse the Company approximately $45 million in cash on November 14, 2024. The Parties also agreed to release each other from any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) in connection with, arising out of or related to the Merger Agreement or the transactions contemplated therein or thereby.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 10, 2023, and the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2024, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Committee”) met and, subject to the entry into of the Termination Agreement, approved the grant of special retention awards to the Chief Financial Officer and Chief Operating Officer, Thomas J. Edwards, Jr., and General Counsel and Chief Sustainability Officer, Krista A. McDonough, to recognize the substantial efforts and time that these executives devoted to the Company’s anticipated merger and to ensure their continued employment and dedication following the entry into of the Termination Agreement. These awards consist of (i) a 2025 target retention award in the amount of $800,000 for Mr. Edwards and $275,000 for Ms. McDonough, in each case 50% of which will be paid on December 13, 2024 and 50% of which will be paid on June 13, 2025 subject to the executive’s employment on such date (other than due to certain terminations, in which case such amount will vest and be paid immediately); and (ii) a special performance bonus in the amount of $250,000 for each of Mr. Edwards and Ms. McDonough, which will also be paid on December 13, 2024. The executive will be obligated to pay to the Company an amount equal to the special performance bonus if prior to December 13, 2025 the executive terminates his or her employment (other than for good reason or due to death or disability) or the Company terminates the executive’s employment for cause. The executive’s payment obligation will terminate upon a change in control of the Company.

In addition, on November 13, 2024, the Board and the Committee met and, subject to the entry into of the Termination Agreement, approved an amendment to the terms of the letter agreement between its Chief People Officer, Jenna Hendricks, and the Company, dated December 15, 2023 (the “Acceleration Letter”), to provide that the Company will eliminate Ms. Hendricks’ obligation to pay the Company an amount equal to the special bonus award of $500,000 that was paid under the Acceleration Letter. If, prior to December 13, 2025, Ms. Hendricks’ employment terminates other than (i) as a result of a Covered Termination (as defined in the Acceleration Letter) or (ii) due to her death or disability, she will be obligated to pay the Company $250,000. Ms. Hendricks’ payment obligation will terminate upon a change in control of the Company.

Subject to the entry into of the Termination Agreement, the Board and the Committee also approved an amendment to the terms of the equity awards granted to employees following the date of the Merger Agreement to align these awards with the standard terms of the Company’s awards prior to the entry into of the Merger Agreement. The amendment provides for full vesting of the awards upon a covered termination of employment during the twenty-four months following a change in control of the Company, as opposed to the pro-rated vesting that was applicable in connection with the Tapestry transaction. This amendment applies broadly to all employees that participated in the Company’s equity incentive plan during the applicable time period (including the named executive officers, but excluding Mr. John D. Idol, who is retirement eligible under the equity incentive plan and not subject to pro-rated vesting).

Item 7.01	Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing the termination of the Merger Agreement and the entry into the Termination Agreement as well as its strategies to return to growth. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 of this report shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

This report contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of management of the Company about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the terminated merger with Tapestry (the “Terminated Merger”). These risks, uncertainties and other factors include, but are not limited to, our ability to respond to changing fashion, consumer traffic and retail trends; fluctuations in demand for our products; high consumer debt levels, recession and inflationary pressures; loss of market share and increased competition; reductions in our wholesale channel; the impact of the COVID-19 pandemic, or other unforeseen epidemics, pandemics, disasters or catastrophes; levels of cash flow and future availability of credit, the Company’s ability to successfully execute its growth strategies; departure of key employees or failure to attract and retain highly qualified personnel; risks associated with operating in international markets and global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy or data security breaches; extreme weather conditions and natural disasters; general economic, political, business or market conditions; acts of war and other geopolitical conflicts; risks related to disruption of management time from ongoing business operations due to the Terminated Merger; the risk that any announcements relating to the Terminated

Merger could have adverse effects on the market price of the Company’s ordinary shares; the significant costs, expenses and fees for professional services and other transaction costs in connection with the Terminated Merger and the risk that the termination payment made by Tapestry to the Company is insufficient to cover such costs, expenses and fees; the risk of any litigation relating to the Terminated Merger; the risk that the Terminated Merger could have an adverse effect on the ability of the Company to retain and maintain relationships with customers, suppliers and other business partners and retain and hire key personnel and on its operating results and business generally, as well as those risks that are outlined in the Company’s disclosure filings and materials, which you can find on http://www.capriholdings.com, such as its Form 10-K, Form 10-Q and Form 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this report speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1†	Termination Agreement, dated November 13, 2024, by and among Tapestry, Inc. Capri Holdings Limited and Sunrise Merger Sub, Inc.

99.1	Press Release of Capri Holdings Limited, dated November 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2024	CAPRI HOLDINGS LIMITED

	By:	/s/ Krista McDonough
	Name:	Krista McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer